EXHIBIT 10.28

                                 FIRST AMENDMENT

                                       TO

                          SECURITIES PURCHASE AGREEMENT

      THIS FIRST AMENDMENT ("FIRST AMENDMENT") TO SECURITIES PURCHASE AGREEMENT DATED OCTOBER 9, 1996, ("AGREEMENT") is entered into by and among Travis International, Inc., a Delaware corporation ("Shareholder"), Marwit Capital Company, L.P. ("Marwit") and New West Communications, Inc.
("Company").

                                    RECITALS

      A. Shareholder is prepared to consummate a Registered Public Offering as that term is defined in the Agreement.

      B. In order to consummate a Registered Public Offering, the parties agree to enter into this First Amendment.

      C. This First Amendment shall be effective and subject to Shareholder's consummating a Registered Public Offering on or before April 1, 1998, or such other date as Marwit may in writing or consent to. If a Registered Public Offering does not occur by April ____ 1998 this First Amendment and the consents granted herein shall be null and void witness Marwit extends in writing the date on which such Registered Public Offering should close.

       1. AMENDMENT TO SECTION 7.4. Section 7.4 of the Agreement is hereby amended to add the following provision:

       (xvii) incur any debt other than a revolving line of credit of up to a maximum of Three Million Dollars (3,000,000).

      2. PUT OF CONVERSION COMMON STOCK. If Shareholder completes a Registered Public Offering, the Agreement shall be hereby amended to delete Section 7.9 entitled "Put of Conversion Common Stock" in its entirety.

      3. DELIVERY OF AMENDED NOTE. That certain Senior Subordinated Promissory
Note in the amount of One Million Two Hundred Fifty Thousand Dollars
($1,250,000) dated October 9, 1996, ("Original Note") delivered in conjunction with the Agreement shall have been amended and restated and Company shall have executed and delivered to Marwit an Amended and Restated Senior Subordinated
Note ("Replacement Note") in exchange for Marwit's delivery of the original
Note. Company and Shareholder represent and warrant that the Replacement Note has been duly authorized by all corporate action.
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      4. FULL FORCE AND EFFECT. Except as so amended, the Agreement shall remain in full force and effect.

      5. COUNTERPARTS. This First Amendment may be executed in two or more identical counterparts, each of which when taken together shall constitute one and the same agreement.

      6. FEES. All fees and expenses of Marwit's counsel in conjunction with this First Amendment shall be paid by Company and Shareholder.

      IN WITNESS WHEREOF, the parities have executed this First Amendment on January _____, 1998.


                                           TRAVIS INTERNATIONAL, INC.

                                           By:

                                           Its:



                                           NEW WEST COMMUNICATIONS, INC.

                                           By:

                                           Its:



                                           MARWIT CAPITAL COMPANY, L.P.
                                           By:   Marwit Associates, Inc.
                                           Its:  General Partner

                                           By:

                                           Its:

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